Exhibit 99.2

Axiom Corp.

Pro-Forma Consolidated Balance Sheet

Expressed in United States dollars

As at December 31, 2014

(Unaudited)

	PaperNuts	Axiom	Note	Pro Forma	Pro Forma
	Canada	Corp.	2	Adjustments	Consolidation
Assets
Current assets
Cash and cash equivalents	$8,602	$822		$-	$9,424
Accounts receivable	2,388	-		-	2,388
Inventory	13,410	-		-	13,410
Prepaid expenses and deposits	21,870	-		-	21,870
Total current assets	46,270	822		-	47,092
Non-current assets
Equipment	13,250	-		-	13,250
Intangible assets	65,851	-		-	65,851
Total non-current assets	79,101	-		-	79,101
Total assets	$125,371	$822		$-	$126,193

Liabilities
Current liabilities
Accounts payable and accrued liabilities	$132,493	22,387	(b)	$45,000	$199,880
Other taxes payable	7,190	-		-	7,190
Current portion of deferred revenue	9,482	-		-	9,482
Due to related parties	99,812	810		-	100,622
Loans payable	-	59,868		-	59,868
Total current liabilities	248,977	83,065		45,000	377,042
Non-current liabilities
Deferred revenue	22,125	-		-	22,125
Total non-current liabilities	22,125	-		-	22,125
Total liabilities	271,102	83,065		45,000	399,167

Stockholder’s equity (deficiency)
Capital stock	798,587	564	(c)(i)	(564)	1,061
			(c)(ii)	497
			(d)	(798,023)
Additional paid-in capital	-	45,086	(c)(i)	(45,086)	715,282
			(c)(ii)	123,790
			(d)	798,023
			(c)(iii)	(206,530)
Cumulative translation adjustment	(60,963)	-		-	(60,963)
Deficit	(883,355)	(127,893)	(b)	(45,000)	(928,355)
			(c)(i)	127,893
Total Stockholder’s (deficiency)	(145,731)	(82,243)		(45,000)	(272,974)
Total liabilities and Stockholder’s (deficiency)	$125,371	$822		$0	$126,193

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

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Axiom Corp.

Pro-Forma Consolidated Statement of Operations and Comprehensive Loss

Expressed in United States dollars

For the year ended December 31, 2014

(Unaudited)

	PaperNuts	Axiom	Note	Pro Forma	Pro Forma
	Canada	Corp.	2	Adjustments	Consolidation
Revenue	$57,605	$-		$-	$57,605
Cost of sales	26,995	-		-	26,995
Gross profit	30,610	-		-	30,610

Expenses
Advertising and promotion	12,633	-		-	12,633
Interest 7	10,206	4,039		-	14,245
Office and general	24,234	49,646		-	73,880
Rent	14,711	-		-	14,711
Salaries and fees	107,790	-		-	107,790
Travel	19,171	-		-	19,171
Depreciation and amortization 4	8,084	-		-	8,084
Filing fees	-	-	(b)	45,000	45,000
Research and development	21,159	-		-	21,159
Professional fees	123,596	-		-	123,596
Total operating expenses	341,584	53,685		45,000	440,269

Loss from operations	(310,974)	(53,685)		(45,000)	(409,659)
Gain (loss) on foreign exchange	(649)	-		-	(649)
Impairment of assets	(81,604)	-		-	(81,604)
Net loss and comprehensive loss for the year	$(393,227)	$(53,685)		$(45,000)	$(491,912)

Net loss per share - Basic and diluted					$(0.00)

Weighted average number of shares outstanding - Basic and diluted					106,147,975

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

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Axiom Corp.

Pro-Forma Consolidated Statement of Operations and Comprehensive Loss

Expressed in United States dollars

For the three months ended March 31, 2015

(Unaudited)

	PaperNuts	Axiom	Note	Pro Forma	Pro Forma
	Canada	Corp.	2	Adjustments	Consolidation
Revenue	$11,301	$-		$-	$11,301
Cost of sales	7,297	-		-	7,297
Gross profit	4,004	-		-	4,004

Expenses
Advertising and promotion	1,333	-		-	1,333
Interest 7	2,520	1,071		-	3,591
Office and general	7,748	379		-	8,127
Rent	3,273	-		-	3,273
Salaries and fees	156,263	-		-	156,263
Travel	5,160	-		-	5,160
Depreciation and amortization 4	5,087	-		-	5,087
Stock-based compensation	148,125	-		-	148,125
Filing fees	-	-	(b)	45,000	45,000
Research and development	683	-		-	683
Professional fees	25,356	29,997		-	55,353
Total operating expenses	355,548	31,447		45,000	431,995

Loss from operations	(351,544)	(31,447)		(45,000)	(427,991)
Gain (loss) on foreign exchange	(1,879)	479		-	(1,400)
Net loss and comprehensive loss for the period	$(353,423)	$(30,968)		$(45,000)	$(429,391)

Net loss per share - Basic and diluted					$(0.01)

Weighted average number of shares outstanding - Basic and diluted					69,328,702

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

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AXIOM CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Expressed in United States Dollars

(Unaudited)

1.	BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements of Axiom Corp. (“Axiom” or the “Company”) and PaperNuts Corporation (“PaperNuts Canada”) have been prepared by management to reflect the proposed share exchange transaction (the “Transaction”) as described in Note 2. The pro forma consolidated financial statements have been prepared from information derived from and should be read in conjunction with the following:

1.	the audited annual financial statements of Axiom as at December 31, 2014.

2.	the audited annual financial statements of PaperNuts Canada as at December 31, 2014.

3.	The unaudited interim financial statements of Axiom as at March 31, 2015.

The unaudited pro forma consolidated balance sheet of Axiom and PaperNuts Canada as at December 31, 2014 has been presented assuming the Transaction had been completed on December 31, 2014. PaperNuts Canada amounts have been converted to United States dollars at the exchange rate in effect as at December 31, 2014 ($1.1601 Canadian dollars per United States dollar).

The unaudited pro forma consolidated statement of operations and comprehensive loss of Axiom and PaperNuts Canada for the year ended December 31, 2014 has been presented assuming the Transaction had been completed on January 1, 2014.  PaperNuts Canada amounts have been converted to United States dollars at the average exchange rate in effect for the year ending December 31, 2014 ($1.1046 Canadian dollars per United States dollar).

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and in the opinion of management, include all adjustments necessary for fair presentation. No adjustments have been made to reflect additional costs or cost savings that could result from the combination of the operations of Axiom and PaperNuts Canada, as management does not anticipate any material costs or cost savings as a result of the Transaction. The Transaction is considered to be a reverse acquisition of Axiom by PaperNuts Canada. A reverse acquisition transaction involving a non-public operating entity and a non-operating public company is in substance a share-based payment transaction, rather than a business combination. The Transaction is equivalent to the issuance of shares by the non-public operating entity, PaperNuts Canada, for the net assets and the listing status of the non-operating public company, Axiom.  The fair value of the shares issued was determined based on the fair value of the common shares issued by Axiom.

The unaudited pro forma consolidated financial information is not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the transaction will differ from those recorded in the unaudited pro forma consolidated financial statement information.

Management believes that the assumptions used provide a reasonable basis for presenting all of the significant effects of the transaction and that the pro forma adjustments give appropriate effect to those assumptions and are appropriately applied in the unaudited pro forma consolidated balance sheet and statement of operations and comprehensive loss.

2.	PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

On February 23, 2015, the Company and its controlling shareholder (the “Controlling Shareholder”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with PaperNuts Canada, a corporation established under the laws of the Province of Ontario, Canada. PaperNuts Canada is a manufacturer and distributor of automated packaging equipment and paper based packaging products. Pursuant to the Share Exchange Agreement, the Company agreed, upon receiving the signatures of at least 90% of the shareholders of PaperNuts Canada (the “PaperNuts Canada Shareholders”) and satisfaction of other conditions of closing, to acquire up to 1,220,165  (100%) of the shares of common stock of PaperNuts Canada from the PaperNuts Canada Shareholders (the “PaperNuts Canada Shares”) in exchange for up to 52,000,000 restricted shares of Company common stock (the “Company Shares”) based on an Exchange Ratio of 42.617187019 Company Shares for each one PaperNuts Canada Share exchanged (the “Share Exchange”).

The Company closed the Share Exchange on February 26, 2015, with 95.6% of the PaperNuts Canada Shareholders exchanging a total of 1,166,540 PaperNuts Canada Shares for a total of 49,714,642 Company Shares. Pursuant to the Share Exchange Agreement, the Company also issued warrants to purchase a total of 5,650,000 shares of the Company’s Common Stock at exercise prices ranging from $0.056 to $0.075 per share.  These warrants have terms which are the same as and replace warrants previously held by PaperNuts warrant holders (see (c) below).

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AXIOM CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Expressed in United States Dollars

(Unaudited)

Additionally, on February 23, 2015, Mr. Scott MacRae, the Chief Executive Officer of PaperNuts Canada, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Mr. Kranti Kumar Kotni, the Company’s sole officer and director, whereby Mr. MacRae purchased 30,000,000 shares (the “Shares”) of the Company’s common stock beneficially owned by Mr. Kotni. The Shares were purchased by Mr. MacRae for an aggregate purchase price of $75,000.

As a result of the Share Exchange transaction and the transaction between Mr. MacRae and Mr. Kotni, PaperNuts Canada has become a majority owned subsidiary of the Company and the Company now carries on the business of PaperNuts Canada as its primary business. The Company intends to change its name to PaperNuts Limited in the near future.

Additionally, as required by the Share Exchange Agreement, the Company and Mr. Kotni entered into a Share Transfer & Assignment Agreement dated February 26, 2015, pursuant to which the Company, following the Closing of the Share Exchange Agreement, transferred to Mr. Kotni all of the issued and outstanding shares of the Company’s formerly wholly-owned subsidiary, Acton Holdings Limited, a Kenyan company. Mr. Kotni assumes all the liabilities of Acton Holdings Limited. The transfer of the wholly-owned subsidiary had no material impact on the proforma financial statements.

The unaudited pro forma consolidated balance sheet gives effect to the following assumptions and adjustments:

a)	The issuance by Axiom of 49,714,642 post-Transaction common shares in exchange 95.6% of the issued and outstanding common shares of PaperNuts Canada. The proposed Transaction will receive all required regulatory and shareholder approvals.

b)	The estimated Transaction costs of $45,000 including professional and filing fees that will be paid upon completion of the Transaction.

c)	(i)	Capital stock, additional paid-in capital, and the deficit of Axiom are eliminated.

(ii)	The fair value of the consideration is as follows:

Deemed issuance of 49,714,642 post-Transaction common shares to the former shareholders of PaperNuts Canada	$124,287
Total purchase consideration:	$124,287

(iii)	The allocation of the consideration is as follows:

Cash and cash equivalents	$822
Accounts payable and accrued liabilities	(22,387)
Due to related parties	(810)
Loans payable	(59,868)
Listing costs reallocated to additional paid-in capital	206,530
Value attributed to PaperNuts shares issued	$124,287

Upon closing of the transactions above, the former shareholders of Axiom and PaperNuts Canada will respectively control 26,433,333 and 79,714,642 post-Transaction common shares.

d)	The reallocation of $798,023 of PaperNuts Canada share capital amounts from “Capital Stock” to “Additional Paid-in Capital” to reflect the legal capitalization of Axiom subsequent to the transaction.

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AXIOM CORP.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Expressed in United States Dollars

(Unaudited)

3.	CAPITAL STOCK CONTINUITY

Authorized:  200,000,000 common shares

	Note	Number of
Pro forma Capital stock	2	Shares	Value

Common Shares:
Axiom’s common shares issued and outstanding as at December 31, 2014		56,433,333	$564
Common shares of PaperNuts Canada issued as of December 31, 2014		1,220,165	798,586
Adjustment for Transaction / Elimination of PaperNuts Canada shares and the value of the Company’s capital stock		(1,220,165)	(564)
Shares issued to PaperNuts Canada Shareholders in connection with the Transaction	(a)	49,714,642	497
Reallocation of PaperNuts Canada share capital amounts to reflect the legal capitalization of Axiom subsequent to the transaction	(e)	-	(798,022)
Pro forma capital stock as at December 31, 2014		106,147,975	$1,061

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